UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 6, 2006

DYNAMIC LEISURE CORPORATION

(Exact name of registrant as specified in its charter)

333-07953

(Commission File Number)

Minnesota	41-1508703
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5680A W. Cypress Street

          Tampa, FL 33607

(Address of principal executive offices)

(813) 877-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 6, 2006, Len Sculler and Robert LeVine submitted their resignations, effective immediately, from the Board of Directors of the Company. The resignations were not as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

On November 6, 2006, the Company’s Board appointed Mark E. Crone and Eric H. Winston to fill the Board vacancies created by the resignations of Mr. Sculler and Mr. LeVine.

Mr. Crone is the managing partner of Crone Rozynko, LLP, which has been the Company’s outside general counsel since 2005. He has practiced corporate and securities law since 1995 and is admitted to practice law in California and Connecticut. Since graduation from The University of Santa Clara School of Law in 1995, Mr. Crone has worked with Baker, Manock & Jensen in Fresno, California and Palmieri Tyler Wiener Wilhelm & Waldron in Irvine, California. Mr. Crone has served as a managing member of Smart Art Itinerary, LLC, a privately held California limited liability company, since March 1999. Mr. Crone earned his undergraduate degree, with honors, from Trinity College in Hartford, Connecticut and his law degree from Santa Clara University School of Law, in Santa Clara, California.

Eric H. Winston is the founder and President of E. H. Winston & Associates, a management consultant in the areas of operational and financial restructuring, strategic validation and profitable business growth, established in 1985. Mr. Winston has also served as the President and Chief Executive Officer of Inisoft Corporation, a software development company, since 1999. From 1997 through 1998 Mr. Winston was also President and Chief Executive Officer of Microforum, Inc., an online enterprise solutions developer. From 1994 through 1996 Mr. Winston was President and Chief Operating Officer of Sound Source Interactive, Inc., an interactive CD-Rom publisher of entertainment content. Mr. Winston was President and Chief Executive Officer of Computer Data Information Systems, Inc., an enterprise software developer, from 1985 to 1991. Mr. Winston received a B. A. in Business Administration from Memphis State University, Memphis, TN in 1969.

Neither Mr. Crone nor Mr. Winston has any family relationship with any of the members of our board of directors or any of our executive officers, and there is no arrangement or understanding with any person pursuant to which either was selected as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC LEISURE CORPORATION

Date: November 8, 2006	By: /s/ Daniel G. Brandano
Daniel G. Brandano
President